                                                                  EXHIBIT (C)(1)


                               [LOGO/LETTERHEAD]



October 8, 2001

Retirement Inns III, LLC
c/o ARV Assisted Living, Inc.
245 Fischer Avenue, Suite D-1
Costa Mesa, CA  92626

Attention: Mr. Abdo Khoury

Re:   Villa Las Posas
      24 Las Posas Road
      Camarillo, California 93010
      SLVS File no. 01-10-82

Mr. Khoury:

In accordance with your request, we have conducted the required investigation, gathered the necessary data and made certain analyses that have enabled us to form an opinion of the market value of the above captioned senior housing property. This full narrative appraisal report has been prepared to be in compliance with the requirements of the Uniform Standards of Professional Appraisal Practice. This is a complete, self contained narrative appraisal report.

The value stated herein is based on our understanding of the site and improvement descriptions as represented to us by the client and/or the client's representatives and professional consultants as well as other available sources. It is your responsibility to read this report and inform the appraiser of any errors of omissions you are aware of prior to utilizing it.

MARKET VALUE AS IS @ 8/31/01

Based on an inspection of the property and the investigation and analysis undertaken, we have formed the opinion, subject to the assumptions and limiting conditions set forth in this report, that as of August 31, 2001, the market value of the fee simple total going concern interest of the subject as is, is

               FOURTEEN MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS
                                  ($14,250,000)

Mr. Abdo Khoury
October 8, 2001
Page 2


The appraisal report that follows sets forth the identification of the property and limiting conditions, pertinent facts about the areas and the subject property, comparable data, result of our investigation and analyses and the reasoning leading to the conclusions set forth. Please feel free to call me at
(415) 788-4295 should you have any questions.



Respectfully submitted,

SENIOR LIVING VALUATION SERVICES, INC.




Michael G. Boehm, MAI, CRE
President

                                VILLAS LAS POSAS
                         DISCOUNTED CASH FLOW VALUATION


                                         Projected Net            Discount Factor --
            Period                          Income                     13.5% (2)         Discounted Value
---------------------------------------------------------------------------------------------------------
MARKET VALUE AS IS @ 9/1/01
1 -- (10/01 -- 9/02)                      $  1,634,006                  0.8811             $  1,439,653
2 -- (10/02 -- 9/03)                      $  1,684,487                  0.7763             $  1,307,603
3 -- (10/03 -- 9/04)                      $  1,736,512                  0.6839             $  1,187,655
4 -- (10/04 -- 9/05)                      $  1,790,128                  0.6026             $  1,078,700
5 -- (10/05 -- 9/06)                      $  1,845,382                  0.5309             $    979,731
6 -- (10/06 -- 9/07)                      $  1,904,271/.12
Capitalized Value @ 10/06                 $15,551,546 (1)               0.5309             $  8,256,467
                                                                                           ------------
Total Discounted Value @ 9/1/01                                                            $ 14,249,810
                                                                                           ============
                                                                        Called             $ 14,250,000
                                                                                           ============
                                                                       Per Unit            $    115,854









NOTES:

(1)    Capitalized value of reversion less 2% sales transaction charge.

(2) 11.5% overall capitalization rate plus 3% cash flow growth rate less 100 basis points = 13.5% discount rate.

                                VILLAS LAS POSAS
                           PRO FORMA INCOME & EXPENSE



                                                                      Period 1           Period 2          Period 3
                                                                    (10/01-9/02)       (10/02-9/03)      (10/03-9/04)
                                                                    ------------       ------------      ------------
Average Net Occupancy                                                       93.0%              93.0%             93.0%

Revenues-
79 Studio ACLF Units @ $2,358/Mo. (avg.)                             $ 2,268,915        $ 2,336,982      $  2,407,092
44 1BR ACLF Units @ $2,932/Mo. (avg.)                                  1,571,317          1,618,457         1,667,011
60 AL Surcharges @ $731/Mo. (avg.)                                       534,215            550,241           566,748
                                                                     -----------        -----------      ------------

Gross Potential Rent Income                                          $ 4,374,447        $ 4,505,680      $  4,640,851

Plus:  Double Occupancy Fees                                         $    18,000        $    18,540      $     19,096
Plus:  Other Income                                                  $    43,744        $    45,057      $     46,409
                                                                     -----------        -----------      ------------

Gross Potential Income                                                $4,436,191        $ 4,569,277      $  4,706,356

Less:  Vacancy & Collection Losses                                    $ (310,533)       $  (319,849)     $  (329,445)
                                                                     -----------        -----------      ------------

Effective Gross Income                                                $4,125,658        $ 4,249,428      $  4,376,911

Expenses-                                       % EGI

          Real Estate Taxes                        --                $   146,113        $   149,035      $    152,016
          Insurance                               2.0%                    82,513             84,989            87,538
          Management                              5.0%                   206,283            212,471           218,846
          Administration                          8.0%                   330,053            339,954           350,153
          Activities                              1.5%                    61,885             63,741            65,654
          Marketing                               2.5%                   103,141            106,236           109,423
          Plant Operations                       10.0%                   412,566            424,943           437,691
          Housekeeping                            3.0%                   123,770            127,483           131,307
          Dietary                               $12.50/PRD               521,904            537,562           553,688
          Assisted Living                       $22.00/PRD               448,074            461,516           475,362
          Replacement Reserves                 $450/Unit                  55,350             57,011            58,721
                                                                     -----------        -----------      ------------

Total Expenses                                                        $2,491,652        $ 2,564,940      $  2,640,398
                                                                           (60.4)%            (60.4)%           (60.3)%

Projected Net Income Before Debt Service                             $ 1,634,006        $ 1,684,487      $  1,736,512
                                                                     ===========        ===========      ============


                                                                        Period 4         Period 5          Period 6
                                                                      (10/04-9/05)     (10/05-9/06)      (10/06-9/07)
                                                                      ------------     ------------       -----------
Average Net Occupancy                                                         93.0%            93.0%             93.0%

Revenues-
79 Studio ACLF Units @ $2,358/Mo. (avg.)                               $ 2,479,304      $ 2,553,684        $2,630,294
44 1BR ACLF Units @ $2,932/Mo. (avg.)                                    1,717,021        1,768,532         1,821,588
60 AL Surcharges @ $731/Mo. (avg.)                                         583,751          601,263           619,301
                                                                       -----------      -----------        ----------

Gross Potential Rent Income                                            $ 4,780,076      $ 4,923,479        $5,071,183

Plus:  Double Occupancy Fees                                           $    19,669      $    20,259        $   20,867
Plus:  Other Income                                                    $    47,801      $    49,235        $   50,712
                                                                       -----------      -----------        ----------

Gross Potential Income                                                 $ 4,847,546      $ 4,992,973        $5,142,762

Less:  Vacancy & Collection Losses                                     $ (339,328)      $ (349,508)        $ (359,993)
                                                                       -----------      -----------       -----------

Effective Gross Income                                                 $ 4,508,218      $ 4,643,465        $4,782,768

Expenses-                                       % EGI

          Real Estate Taxes                        --                  $   155,056      $   158,157        $  159,375
          Insurance                               2.0%                      90,164           92,869            95,655
          Management                              5.0%                     225,411          232,173           239,138
          Administration                          8.0%                     360,657          371,477           382,621
          Activities                              1.5%                      67,623           69,652            71,742
          Marketing                               2.5%                     112,705          116,087           119,569
          Plant Operations                       10.0%                     450,822          464,346           478,277
          Housekeeping                            3.0%                     135,247          139,304           143,483
          Dietary                               $12.50/PRD                 570,299          587,408           605,030
          Assisted Living                       $22.00/PRD                 489,623          504,311           519,441
          Replacement Reserves                 $450/Unit                    60,482           62,297            64,166
                                                                       -----------      -----------        ----------

Total Expenses                                                         $ 2,718,090      $ 2,798,082        $2,878,498
                                                                             (60.3)%          (60.3)%           (60.2)%

Projected Net Income Before Debt Service                               $ 1,790,128      $ 1,845,382        $1,904,271
                                                                       ===========      ===========        ==========